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                                                                    EXHIBIT 3(b)

                                    BY-LAWS

                                       OF

                            PAUL HARRIS STORES, INC.
                       (As Amended Through April 9, 1997)

                                   ARTICLE I

                            Meetings of Shareholders
                            ------------------------

          Section 1.1. Annual Meetings. Annual meetings of the shareholders of the Corporation shall be held on the third Tuesday in June of each year, at such hour and at such place within or without the State of Indiana as shall be designated by the Board of Directors. In the absence of designation, the meeting shall be held at the principal office of the Corporation at 9:00 a.m. (local time). The Board of Directors may, by resolution, change the date or time of such annual meeting. If the day fixed for any annual meeting of shareholders shall fall on a legal holiday, then such annual meeting shall be held on the first following business day that is not a legal holiday.

          Section 1.2. Special Meetings. A special meeting of the shareholders of the Corporation may be called at any time by the Board of Directors or the Chairman of the Board. The Board of Directors or the Chairman of the Board, as the case may be, calling a special meeting of shareholders shall set the date, time and place of such meeting, which may be held within or without the State of Indiana.

          Section 1.3. Notices. A written notice, stating the date, time, and place of any meeting of the shareholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered or mailed by the Secretary of the Corporation to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than ten
(10) nor more than sixty (60) days before the date of the meeting. Notice of shareholders' meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at his address shown in the Corporation's current record of shareholders.

          Notice of a meeting of shareholders shall be given to shareholders not entitled to vote, but only if a purpose for the meeting is to vote on any amendment to the Articles of Incorporation, merger, or share exchange to which the Corporation would be a party, sale of the Corporation's assets, dissolution of the Corporation, or consideration of voting rights to be accorded to shares acquired or to be acquired in a "control share acquisition" (as such term is defined in the Indiana Business Corporation law). Except as required by the foregoing sentence or as otherwise required by the Indiana Business Corporation Law or the Articles of Incorporation, notice of a meeting of shareholders is required to be given only to shareholders entitled to vote at the meeting.

          A shareholder or his proxy may at any time waive notice of a meeting if the waiver is in writing and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. A shareholder's attendance at a meeting, whether in person or by
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proxy, (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter when it is presented. Each shareholder who has, in the manner above provided, waived notice or objection to notice of a shareholders' meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.

          If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.

          Section 1.4. Voting. Except as otherwise provided by the Indiana Business Corporation law or the Articles of Incorporation, each share of the Voting Common Stock of the Corporation that is outstanding at the record date established for any annual or special meeting of shareholders and is outstanding at the time of and represented in person or by proxy at the annual or special meeting, shall entitle the record holder thereof, or his proxy, to one (1) vote on each matter voted on at the meeting. Each share of the Corporation's Nonvoting Common Stock and Preferred Stock shall have any voting rights required by the Indiana Business Corporation Law or the Articles of Incorporation, including, for the nonvoting Common Stock, the Special Voting Rights set forth in Article VI, Section 1.d. of the Articles of Incorporation.

          Section 1.5. Quorum. Unless the Articles of Incorporation or the Indiana Business Corporation Law provide otherwise, at all meetings of shareholders, a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders' meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

          Section 1.6. Vote Required To Take Action. If a quorum exists as to a matter to be considered at a meeting of shareholders, action on such matter (other than the election of Directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, except as the Articles of Incorporation or the Indiana Business Corporation Law require a greater number of affirmative votes. Directors shall be elected by a plurality of the votes properly cast.

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          Section 1.7.  Record Date.  Only such persons shall be entitled to notice of or to vote, in person or by proxy, at any shareholders' meeting as shall appear as shareholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be earlier than the date seventy (70) days immediately preceding the meeting. In the absence of such determination, the record date shall be the fiftieth (50/th/) day immediately preceding the date of such meeting. Unless otherwise provided by the Board of Directors, shareholders shall be determined as of the close of business on the record date.

          Section 1.8. Proxies. A shareholder may vote his shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder (including authorizing the proxy to receive, or to waive, notice of any shareholders' meeting within the effective period of such proxy) by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for eleven (11) months unless a longer period is expressly provided in the appointment form. The proxy's authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment form. Subject to the Indiana Business Corporation Law and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

          Section 1.9. Removal of Directors. Any or all of the members of the Board of Directors may be removed, with or without good cause, only at a meeting of the shareholders called expressly for that purpose, by a vote of the holders of outstanding shares representing at least fifty percent (50%) of the votes then entitled to be cast at an election of Directors.

          Section 1.10. Business of Shareholder Meetings. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting, and the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days prior to the meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure shall include the date of the annual meeting specified in these By-Laws, if such By-Laws have been filed with the Securities and Exchange Commission and if the annual meeting is held on such date), notice by the

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shareholder to be timely must be so received not later than the close of business on the tenth (10/th/) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the shareholder proposing such business, (c) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and
(d) any material interest of the shareholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this
Section 1.10. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. At any special meeting of the shareholders, only such business shall be conducted as shall have been specified in the notice of meeting (or any supplement thereto) or otherwise properly brought before the meeting by or at the direction of the Board of Directors.

          Section 1.11. Notice of Shareholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by or at the direction of the Board of Directors, by a Nominating Committee appointed by the Board of Directors, or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 1.11. Such nominations, other than those made by or at the direction of the Board of Directors shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days prior to the meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure shall include the date of the annual meeting specified in these By-Laws, if such By-Laws have been filed with the Securities and Exchange Commission and if the annual meeting is held on such date), notice by the shareholders to be timely must be so received not later than the close of business on the tenth (10/th/) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth
(a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation that are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the

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Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the Corporation that are beneficially owned by such shareholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 1.11. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE II

                                   Directors
                                   ---------

          Section 2.1. Number, Terms and Qualifications. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of nine (9) directors. The number of directors may be hereafter increased to no more than twelve (12) or decreased to no fewer than six (6), with the exact number specified from time to time by resolution adopted by not less than a majority of the Directors then in office.

          The Directors shall be divided into three (3) groups, with each group consisting of one-third (1/3) of the total Directors, as near as may be, and shall be elected for a term expiring at the third succeeding annual meeting of shareholders, such that the term of office of one group of Directors shall expire each year.

          Despite the expiration of a Director's term, the Director shall continue to serve until his successor is elected and qualified, or until the earlier of his death, resignation, disqualification or removal, or until there is a decrease in the number of Directors. Any vacancy occurring in the Board of Directors, from whatever cause arising, shall be filled by selection of a successor by a majority vote of the remaining members of the Board of Directors (although less than a quorum); provided, however, that if such vacancy or vacancies leave the Board of Directors with no members or if the remaining members of the Board are unable to agree upon a successor or determine not to select a successor, such vacancy may be filled by a vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders. The term of a Director elected or selected to fill a vacancy shall expire at the next following annual meeting of shareholders; and the Director chosen to succeed the Director whose term then expires shall be elected to a group, as specified at the time of election, as to make all groups as nearly equal in number as possible.

          No director shall be elected or re-elected who would attain the age of seventy (70) years before or during the term of office for which the director seeks election.

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          Section 2.2.  Quorum and Vote Required To Take Action.  A majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the Indiana Business Corporation law, the Articles of Incorporation, or these By-Laws.

          Section 2.3. Annual Meetings. The Board of Directors shall meet annually, without notice, immediately following the annual meeting of the shareholders, for the purpose of transacting such business as properly may come before the meeting.

          Section 2.4. Other Meetings. Other meetings of the Board of Directors may be called by the Chairman of the Board upon request of any two (2) members of the Board of Directors upon not less than twenty-four (24) hours' notice given to each Director of the date, time, and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Such notice may be communicated in person (either in writing or orally), by telephone, telegraph, teletype, or other form of wire or wireless communication, or by mail, and shall be effective at the earlier of the time of its receipt or, if mailed, five (5) days after its mailing. Notice of any meeting of the Board may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

          Section 2.5. Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 2.5 is effective when the last Director signs the consent, unless the consent specifies a different prior or subsequent effective date, in which cases the action is effective on or as of the specified date. A consent signed under this Section
2.5 shall have the same effect as a unanimous vote of all members of the Board and may be described as such in any document.

          Section 2.6. Participation by Conference Telephone. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone, by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.

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          Section 2.7.  Committees.  The Board of Directors may create one (1)
or more committees and appoint members of the Board of Directors to serve on them, by resolution of the board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. Each committee may have one
(1) or more members, and all the members of a committee shall serve at the pleasure of the Board of Directors.

          Section 2.8. Compensation and Stock Option Committee. The Board of Directors shall appoint a Compensation and Stock Option Committee consisting of at least two members of the Board. Each member of this committee shall be a "non-employee director" within the meaning of SEC Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.
The committee is responsible for assuring that the officers and key management personnel of the Corporation are effectively compensated in terms of salaries, stock options, supplemental compensation, and benefits that are internally equitable and externally competitive. The committee shall review and recommend to the Board compensation submitted by the President for all executive officers. The committee, upon the recommendation of Corporation management, shall review and approve the number of shares, price per share, and period of duration for stock grants under any approved stock option plan. The committee shall review annually the compensation and allowances for directors as recommended by Corporation management.

          Section 2.9. Audit and Finance Committee. The Board of Directors shall appoint an Audit and Finance Committee consisting of at least two (2) members of the Board. The committee shall have such responsibilities and powers appropriate to the nature of said committee, including a review of the adequacy of internal controls and other financial reporting matters and a review of the annual audit prepared by the independent auditors. The committee shall annually recommend the appointment of the independent accountants.

          Section 2.10. Nominating Committee. The Board of Directors may appoint a Nominating Committee consisting of at least two (2) members of the Board. The committee shall review and aid in attracting possible candidates for the Board by determining the balance of expertise and composition of the Board members. The committee shall review management's slate of directors to be elected by the shareholders at the Annual Meeting and recommend to the Board the inclusion of the slate in the proxy statement.

          Section 2.11.  Limitations on Committees; Notice, Quorum and Voting.

          (a)  No committee may:

(1) authorize dividends or other distributions, except a committee may authorize or approve a reacquisition of shares if done according to a formula or method prescribed by the Board of Directors;

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(2)  approve or propose to shareholders action that is required to be approved by shareholders;

(3)  fill vacancies on the Board of Directors or on any of its committees;

(4) except as permitted under Section 2.11(a)(7) below, amend the Articles of Incorporation under IC 23-1-38-2;

(5)  adopt, amend, repeal, or waive provisions of these By-Laws;

(6)  approve a plan of merger not requiring shareholder approval; or

(7) authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except the Board of Directors may authorize a committee (or an executive officer of the Corporation designated by the Board of Directors) to take the action described in this
     Section 2.11(a)(7) within limits prescribed by the Board of Directors.

     (b) Except to the extent inconsistent with the resolutions creating a committee, Sections 2.1 through 2.6 of these By-Laws, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements, and telephone participation in meetings of the Board of Directors, apply to each committee and its members as well.

                                  ARTICLE III

                                   Officers
                                   --------

     Section 3.1. Designation, Selection and Terms. The officers of the Corporation shall consist of the Chairman of the Board, the President, the Secretary, and the Treasurer. The Board of Directors may also elect one or more Executive Vice Presidents, Senior Vice Presidents, Corporate Vice Presidents, and such other officers or assistant officers as it may from time to time determine by resolution creating the office and defining the duties thereof. In addition, the Chairman of the Board or the President may, by a certificate of appointment creating the office and defining the duties thereof delivered to the Secretary for inclusion with the corporate records, from time to time create and appoint such Divisional Vice Presidents and assistant officers as they deem desirable. The officers of the Corporation shall be elected by the Board of Directors (or appointed by the Chairman of the Board or the President as provided above) and need not be selected from among the members of the Board of Directors, except for the Chairman of the Board and the President who shall be members of the Board of Directors. Any two (2) or more offices may be held by the same person. All officers shall serve at the pleasure of the Board of Directors and, with respect to officers appointed by the Chairman of the Board or the President, also at the pleasure of such officers. The election or appointment of an officer does not itself create contract rights.



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     Section 3.2.  Removal.  The Board of Directors may remove any officer at any time with or without cause. An officer appointed by the Chairman of the Board or the President may also be removed at any time, with or without cause, by either of such officers. Vacancies in such offices, however occurring, may be filled by the Board of Directors at any meeting of the Board of Directors (or by appointment by the Chairman of the Board or the President, to the extent provided in Section 3.1 of these By-Laws).

     Section 3.3. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors. The Chairman of the Board shall be the chief executive officer of the Corporation and shall: (a) have the responsibility for the general management, control and supervision of all the affairs and business of the Corporation; (b) perform all duties and have all powers which are commonly incident to the office of chief executive officer or which from time to time are delegated by the Board of Directors; (c) preside at all meetings of the shareholders and of the Board of Directors; (d) have all authority and powers necessary for the general supervision and direction of all of the other officers and agents of the Corporation; and (e) have the power to call, subject to the notice provisions in these By-Laws, meetings of the Board of Directors and special meetings of the shareholders.

     Section 3.4. President. The President shall be the chief operating officer of the Corporation, shall exercise the powers and perform the duties that ordinarily appertain to that office and shall manage and operate the business and affairs of the Corporation in conformity with the policies established by the Board of Directors and by the Chairman of the Board, or as may be provided for in these By-Laws. In connection with the performance of the President's duties, the President shall keep the Chairman of the Board fully informed as to all phases of the Corporation's activities. In the absence of the Chairman of the Board, the President shall preside at meetings of the shareholders and, if a director of the Corporation, at meetings of the Board of Directors.

     Section 3.5. Vice Presidents. Each Executive Vice President, Senior Vice President or Corporate Vice President shall have such powers and perform such duties as the Board of Directors may, from time to time, prescribe and as the Chairman of the Board or the President may, from time to time, delegate. Divisional Vice Presidents shall be appointed by the Chairman of the Board or the President as provided in Section 3.1 and shall have such powers and perform such duties as the Chairman of the Board or the President may from time to time delegate.

     Section 3.6. Treasurer. The Treasurer shall perform all of the duties customary to that office, shall be the chief accounting officer of the Corporation, and shall be responsible for maintaining the Corporation's accounting books and records and preparing its financial statements, subject to the supervision and direction of the Chairman of the Board and the President and other superior officers within the Corporation.



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     Section 3.7.  Secretary.  The Secretary shall be the custodian of the books, papers, and records of the Corporation and of its corporate seal, if any, and shall be responsible for seeing that the Corporation maintains the records required by the Indiana Business Corporation Law. The Secretary shall be responsible for preparing minutes of the meetings of the shareholders and of the Board of Directors and for authenticating records of the Corporation and shall perform all of the other duties usual in the office of Secretary of a corporation.

                                  ARTICLE IV

                           Execution of Instruments
                           ------------------------

     Section 4.1. Execution of Instruments Generally. All deeds, contracts, and other instruments requiring execution by the Corporation may be signed by the Chairman of the Board, the President or any Executive, Senior or Corporate Vice President. Authority to sign any deed, contract, or other instrument requiring execution by the Corporation may be conferred by the Board of Directors upon any person or persons whether or not such person or persons be officers of the Corporation. Such person or persons may delegate, from time to time, by instrument in writing, all or any part of such authority to any other person or persons if authorized to do so by the Board of Directors.

     Section 4.2. Notes, Checks, Other Instruments. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

     Section 4.3. Proxies. Proxies to vote with respect to shares of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the President or an Executive, Senior or Corporate Vice president or by any other person or persons thereunto authorized by the Board of Directors.

                                   ARTICLE V

                                    Shares
                                    ------

     Section 5.1. Execution. Certificates for shares of the Corporation shall be signed by the Chairman of the Board or the President and by the Secretary and the seal of the Corporation (or a facsimile thereof), if any, may be thereto affixed. Where any such certificate is also signed by a transfer agent or a registrar, or both, the signatures of the officers of the Corporation may be facsimiles. The Corporation may issue and deliver any



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such certificate notwithstanding that any such officer who shall have signed, or whose facsimile signature shall have been imprinted on, such certificate shall have ceased to be such officer.

     Section 5.2. Contents. Each certificate issued after the adoption of these By-Laws shall state on its face the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon his written request and without charge, a summary of the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).

     Section 5.3. Transfers. Except as otherwise provided by law or by resolution of the Board of Directors, transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, on payment of all taxes thereon and surrender for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction, or mutilation of certificates) properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment, or authority to transfer, and delivered to the Secretary or an Assistant Secretary. The certificate shall also bear all legends required by the Articles of Incorporation.

     Section 5.4. Stock Transfer Records. There shall be entered upon the stock records of the Corporation the number of each certificate issued, the name and address of the registered holder of such certificate, the number, kind, and class of shares represented by such certificate, the date of issue, whether the shares are originally issued or transferred, the registered holder from whom transferred, and such other information as is commonly required to be shown by such records. The stock records of the Corporation shall be kept at its principal office, unless the Corporation appoints a transfer agent or registrar, in which case the Corporation shall keep at its principal office a complete and accurate shareholders' list giving the names and addresses of all shareholders and the number and class of shares held by each. If a transfer agent is appointed by the Corporation, shareholders shall give written notice of any changes in their addresses from time to time to the transfer agent.

     Section 5.5. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature of either or both.

     Section 5.6. Loss, Destruction, or Mutilation of Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause



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to be issued to him a new certificate or certificates of stock, upon the surrender of the mutilated certificate, or, in the case of loss or destruction, upon satisfactory proof of such loss or destruction. The Board of Directors may, in its discretion, require the holder of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents, and registrars, if any, against any claim that may be made against them or any of them with respect to the shares represented by the certificate or certificates alleged to have been lost or destroyed, but the Board of Directors may, in its discretion, refuse to issue a new certificate or certificates, save upon the order of a court having jurisdiction in such matters.

     Section 5.7. Form of Certificates. The form of the certificates for shares of the Corporation shall conform to the requirements of Section 5.2 of these By-Laws and be in such printed form as shall from time to time be approved by resolution of the Board of Directors.

                                  ARTICLE VI

                                 Miscellaneous
                                 -------------

     Section 6.1. Corporate Seal. The corporate seal of the Corporation shall, if the Corporation elects to have one, be in the form of a disc, with the words "Paul Harris Stores, Inc." appearing about the upper periphery and the word "SEAL" in the center.

     Section 6.2. Indiana Business Corporation Law. The provisions of the Indiana Business Corporation law, as amended, applicable to all matters relevant to, but not specifically covered by, these By-Laws are hereby, by reference, incorporated in and made a part of these By-Laws.

     Section 6.3. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of February in each year and end upon the last day of January next succeeding; provided, however, that the fiscal year of the Corporation shall end upon the Saturday closest to the last day of January in each year and begin upon the Sunday next succeeding whenever January 31 shall not fall on a Saturday.

     Section 6.4. Amendments. These By-Laws may be rescinded, changed, or amended, and provisions hereof may be waived, at any meeting of the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, except as otherwise required by the Articles of Incorporation or by the Indiana Business Corporation Law.

     Section 6.5. Definition of Articles of Incorporation. The term "Articles of Incorporation" as used in these By-Laws means the Amended or Restated Articles of Incorporation of the Corporation as from time to time are in effect.


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